EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of Asiarim Corp. aka Un Monde International Worldwide Ltd. (the “Company”) Quarterly Report on Form 10-Q for the period ending September 30, 2020 (the “Report”), I, Zhang Ci, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 15, 2021
Asiarim Corp. aka Un Monde International Worldwide Ltd.
By: /s/ Changjun Xue
Name: Changjun Xue
Title: CFO